EXHIBIT (10.21)


                       Demand Note with Variable Interest
                          Rate between the Company and
                       Michael A. and Diana K. Richardson


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                                   DEMAND NOTE
                           WITH VARIABLE INTEREST RATE

April 1, 1999                                           Fort Oglethorpe, Georgia

     1.   Loan Agreement.

          This Loan Agreement is made and entered into this date between American Consumers, Inc., a Georgia Corporation (herein after called "Company") and Michael A. Richardson and Diana K. Richardson.

     2.   Promise  to  Pay.

          On Demand, we promise to pay to the order of Michael A. Richardson and/or Diana K. Richardson the principal balance of this note with interest. The initial balance of this loan being $96,778.50 with said balance being adjusted as payments and/or additional loans are made by or to the Company.

     3.   Interest.

          This loan contains a variable rate feature. The annual percentage rate may change monthly during the term of this transaction when the Company's "bank rate" changes. Monthly interest payments will be due and payable on the 10th of each month beginning May 10, 1999 until such indebtedness evidenced hereby is paid in full. If payment of interest is not made, at the discretion of the Richardson's, said interest amount will be added to the principal balance as of the first of each month.

     4.   Collateral.

          This loan is unsecured.


          AMERICAN CONSUMERS, INC.           MICHAEL A. & DIANA K. RICHARDSON
                 (BORROWER)                              (LENDER)

          /s/ Paul R. Cook                   /s/ Michael A. Richardson
          ___________________________        ________________________________
          PAUL R. COOK VICE PRESIDENT              MICHAEL A. RICHARDSON


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